Exhibit (d)(1)(a)

Transamerica Funds

Management Agreement

Transamerica Asset Management, Inc.

Schedule A

July 31, 2016

Fund	Management Fee

ClearTrack 2015	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2020	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2025	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2030	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2035	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2040	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2045	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack 2050	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

ClearTrack Retirement Income	0.38% of the first $2.5 billion 0.37% over $2.5 billion up to $4 billion 0.36% in excess of $4 billion

Transamerica Asset Allocation – Conservative Portfolio	0.1225%

Transamerica Asset Allocation – Growth Portfolio	0.1225%

Transamerica Asset Allocation – Moderate Growth Portfolio	0.1225%

Transamerica Asset Allocation – Moderate Portfolio	0.1225%

Transamerica Bond	0.705% of the first $200 million 0.655% over $200 million up to $750 million 0.605% in excess of $750 million

Transamerica Capital Growth	0.83% of the first $500 million 0.705% in excess of $500 million

Transamerica Commodity Strategy	0.64% of the first $200 million 0.62% over $200 million up to $1 billion 0.59% in excess of $1 billion

Transamerica Concentrated Growth	0.68% of the first $650 million 0.66% over $650 million up to $1.15 billion 0.605% in excess of $1.15 billion

Transamerica Core Bond	0.48% of the first $750 million 0.43% over $750 million up to $1 billion 0.405% in excess of $1 billion

Transamerica Developing Markets Equity	1.23% of the first $50 million 1.18% over $50 million up to $200 million 1.13% over $200 million up to $500 million 1.08% in excess of $500 million

Transamerica Dividend Focused	0.78% of the first $200 million 0.68% over $200 million up to $500 million 0.63% in excess of $500 million

Transamerica Dynamic Allocation	0.58% of the first $250 million 0.57% over $250 million up to $500 million 0.56% over $500 million up to $1.5 billion 0.55% over $1.5 billion up to $2.5 billion 0.54% in excess of $2.5 billion

Transamerica Dynamic Income

0.50% of the first $500 million

0.49% over $500 million up to $1 billion

0.48% over $1 billion up to $1.5 billion

0.47% over $1.5 billion up to $2 billion

0.46% over $2 billion up to $2.5 billion

0.45% in excess of $2.5 billion

Transamerica Emerging Markets Debt	0.63% of the first $400 million 0.61% in excess of $400 million

Transamerica Emerging Markets Equity	0.98% of the first $250 million 0.96% over $250 million up to $500 million 0.93% in excess of $500 million

Transamerica Event Driven	1.25% of the first $50 million 1.13% over $50 million up to $300 million 1.08% over $300 million up to $750 million 1.055% in excess of $750 million

Transamerica Flexible Income	0.505% of the first $250 million 0.455% over $250 million up to $350 million 0.43% in excess of $350 million

Transamerica Floating Rate	0.64% of the first $1 billion 0.62% over $1 billion up to $1.5 billion 0.60% over $1.5 billion up to $2 billion 0.59% in excess of $2 billion

Transamerica Global Bond	0.57% of the first $750 million 0.55% over $750 million up to $1.5 billion 0.54% in excess of $1.5 billion

Transamerica Global Equity

0.84% of the first $250 million

0.83% over $250 million up to $500 million

0.82% over $500 million up to $1 billion

0.81% over $1 billion up to $2 billion

0.795% over $2 billion up to $2.5 billion

0.79% in excess of $2.5 billion

Transamerica Global Long/Short Equity	1.03% of the first $150 million 1.005% over $150 million up to $300 million 0.98% in excess of $300 million

Transamerica Global Multifactor Macro	1.25% of the first $150 million 1.19% over $150 million up to $300 million 1.14% over $300 million up to $500 million 1.13% over $500 million up to $600 million 1.08% in excess of $600 million

Transamerica Global Real Estate Securities	0.83% of the first $250 million 0.805% over $250 million up to $500 million 0.73% over $500 million up to $1 billion 0.68% in excess of $1 billion

Transamerica Growth	0.83% of the first $250 million 0.78% over $250 million up to $500 million 0.73% over $500 million up to $1 billion 0.63% in excess of $1 billion

Transamerica High Yield Bond	0.58% of the first $1.25 billion 0.555% over $1.25 billion up to $2 billion 0.53% in excess of $2 billion

Transamerica High Yield Muni	0.54% of the first $500 million 0.53% over $500 million up to $1 billion 0.50% in excess of $1 billion

Transamerica Income & Growth	0.70% of the first $500 million 0.68% over $500 million up to $1 billion 0.66% over $1 billion up to $1.5 billion 0.63% in excess of $1.5 billion

Transamerica Inflation Opportunities	0.58% of the first $200 million 0.57% over $200 million up to $500 million 0.54% in excess of $500 million

Transamerica Intermediate Bond	0.38% of the first $2 billion 0.365% in excess of $2 billion

Transamerica Intermediate Muni (formerly Enhanced Muni)	0.47% of the first $150 million 0.45% over $150 million up to $350 million 0.44% over $350 million up to $650 million 0.42% over $650 million up to $1 billion 0.39% in excess of $1 billion

Transamerica International Equity	0.77% of the first $500 million 0.75% over $500 million up to $1 billion 0.72% over $1 billion up to $2 billion 0.69% in excess of $2 billion

Transamerica International Equity Opportunities	0.93% of the first $250 million 0.905% over $250 million up to $500 million 0.88% over $500 million up to $1 billion 0.83% in excess of $1 billion

Transamerica International Small Cap	1.10% of the first $300 million 1.03% in excess of $300 million

Transamerica International Small Cap Value	0.955% of the first $300 million 0.93% over $300 million up to $750 million 0.88% in excess of $750 million

Transamerica Large Cap Value	0.68% of the first $750 million 0.65% over $750 million up to $1 billion 0.63% in excess of $1 billion

Transamerica Long/Short Strategy	1.23% of the first $300 million 1.18% over $300 million up to $1 billion 1.155% in excess of $1 billion

Transamerica Managed Futures Strategy	1.13% of the first $500 million 1.08% in excess of $500 million

Transamerica Mid Cap Growth	0.75% of the first $1 billion 0.73% in excess of $1 billion

Transamerica Mid Cap Value	0.88% of the first $100 million 0.83% in excess of $100 million

Transamerica Mid Cap Value Opportunities	0.70% of the first $750 million 0.695% over $750 million up to $1.5 billion 0.685% over $1.5 billion up to $2 billion 0.6775% in excess of $2 billion

Transamerica MLP & Energy Income	1.13% of the first $250 million 1.08% over $250 million up to $500 million 1.01% over $500 million up to $1 billion 0.91% over $1 billion up to $2 billion 0.85% in excess of $2 billion

Transamerica Money Market	0.43%

Transamerica Multi-Cap Growth (formerly Growth Opportunities)	0.70% of the first $700 million 0.69% over $700 million up to $1.5 billion 0.67% over $1.5 billion up to $3 billion 0.63% in excess of $3 billion

Transamerica Multi-Managed Balanced	0.65% of the first $1 billion 0.59% over $1 billion up to $5 billion 0.58% in excess of $5 billion

Transamerica Multi-Manager Alternative Strategies Portfolio	0.2225% of the first $500 million 0.2125% over $500 million up to $1 billion 0.2025% in excess of $1 billion

Transamerica Short-Term Bond	0.58% of the first $250 million 0.53% over $250 million up to $500 million 0.505% over $500 million up to $1 billion 0.48% in excess of $1 billion

Transamerica Small Cap Core	0.83% of the first $300 million 0.80% in excess of $300 million

Transamerica Small Cap Growth	0.87% of the first $300 million 0.83% in excess of $300 million

Transamerica Small Cap Value	0.85% of the first $250 million 0.81% over $250 million up to $500 million 0.78% over $500 million up to $750 million 0.755% in excess of $750 million

Transamerica Small/Mid Cap Value	0.83% of the first $500 million 0.78% in excess of $500 million

Transamerica Strategic High Income	0.69% of the first $600 million 0.66% over $600 million up to $1 billion 0.63% over $1 billion up to $2 billion 0.615% in excess of $2 billion

Transamerica Total Return

0.68% of the first $250 million

0.67% over $250 million up to $500 million

0.66% over $500 up to $750

0.63% over $750 million up to $1 billion

0.60% over $1 billion up to $3 billion

0.57% in excess of $3 billion

Transamerica Unconstrained Bond	0.67% of the first $1 billion 0.655% over $1 billion up to $2 billion 0.65% in excess of $2 billion

Transamerica US Growth

0.73% of the first $150 million

0.70% over $150 million up to $650 million

0.68% over $650 million up to $1.15 billion

0.655% over $1.15 billion up to $2 billion

0.64% over $2 billion up to $3 billion

0.63% over $3 billion up to $4 billion

0.61% in excess of $4 billion